UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026
ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 25, 2026, ADMA Biologics, Inc. (the “Company”) issued a press release announcing its financial results for the full year 2025 and the three months ended December 31, 2025, and provided a business update. A copy of the press release is furnished herewith as Exhibit 99.1.*

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Tade Retirement; CFO Transition

On February 20, 2026, Brad Tade notified the Company that he is retiring from his position as Chief Financial Officer and Treasurer of the Company effective at the close of business on February 25, 2026, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”).  Mr. Tade will transition from these positions to a consulting role with the Company, and will be immediately succeeded by Terry Kohler, currently the Company’s Executive Financial Advisor (the “CFO Transition”).

In connection with the CFO Transition, on February 25, 2026, the Company and Mr. Tade entered into a Separation Agreement and Release (the “Separation Agreement”) and a Consulting Services Agreement (the “Consulting Agreement” and, together with the Separation Agreement, the “Tade Agreements”) pursuant to which, among other things, Mr. Tade will serve as a consultant to the Company.   In accordance with the terms of the Consulting Agreement, Mr. Tade will provide financial and investor relations-related consulting and transition services to the Company as reasonably requested by the President and Chief Executive Officer and the General Counsel. Unless terminated earlier by either party on seven (7) days’ written notice, the Consulting Agreement will automatically terminate on July 31, 2026 (the “Term”).

Pursuant to the Tade Agreements, commencing in March 2026, through the end of the Term, the Company will pay Mr. Tade a monthly gross amount of $41,666.67. Mr. Tade will also remain eligible to participate in the Company’s equity incentive plans with respect to the continued vesting of his unvested and outstanding equity awards through the end of the Term.

The foregoing summaries of the Tade Agreements do not purport to be complete and are qualified in their entirety by reference to a copy of the Tade Agreements filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Kohler Promotion

On February 25, 2026, the Board of Directors of the Company (the “Board”) promoted Mr. Kohler to Chief Financial Officer and Treasurer of the Company, effective February 26, 2026.

Mr. Kohler, age 48, joined the Company in December 2025 as its Executive Financial Advisor. Prior to joining the Company, he served as Chief Financial Officer of OptiNose, Inc. (“OptiNose”) (Nasdaq: OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, from October 2024 through its acquisition in May 2025.  From July 2021 until October 2024, Mr. Kohler served as Chief Financial Officer of Verrica Pharmaceuticals Inc. (“Verrica Pharmaceuticals”), a dermatology therapeutics company, where he supported commercial preparations for the launch of a topical treatment for molluscum contagiosum and research and development pipeline investments.  Prior to joining Verrica Pharmaceuticals, Mr. Kohler held roles of increasing responsibility at Endo International PLC (“Endo”), including Vice President – Corporate Development and Treasurer from March 2020 to July 2021. Before joining Endo, he completed the Johnson & Johnson MBA Leadership Development program and worked at several investment banking firms. Mr. Kohler holds a B.A. in International Business and Management from Dickinson College and an M.B.A. in Finance & Entrepreneurship from the University of North Carolina. He is a Certified Management Accountant.  There have been no related party transactions between the Company and Mr. Kohler reportable under Item 404(a) of Regulation S-K, there are no arrangements or understandings between Mr. Kohler and any other person pursuant to which he was appointed as an officer reportable under Item 404(b) of Regulation S-K. Mr. Kohler has no family relationships with any of our directors or executive officers reportable under Item 401(d) of Regulation S-K.

On November 25, 2025, the Company and Mr. Kohler entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Kohler served as the Company’s Executive Financial Advisor, reporting to the Company’s President and Chief Executive Officer, and pursuant to which Mr. Kohler shall serve as the Chief Financial Officer and Treasurer of the Company following the filing of the 2025 Form 10-K. The Employment Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein).

Pursuant to the Employment Agreement, Mr. Kohler was granted (ii) an option to purchase 91,166 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), which will vest over four years with 25% of the shares underlying the option vesting on the one-year anniversary of Mr. Kohler’s December 8, 2025 start date with the Company (the “Start Date”) and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on the four-year anniversary of the Start Date, and (ii) 58,019 restricted stock units, which will vest in four equal annual installments (25% per installment) on each anniversary of the Start Date over four years, in each case under the ADMA Biologics, Inc. 2022 Equity Compensation Plan.

The Employment Agreement provides that Mr. Kohler (i) is entitled to a base salary of $500,000 annually, (ii) is eligible for an annual cash bonus with a target equal to forty-five percent (45%) of Mr. Kohler’s base salary (“Target Bonus”), based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Mr. Kohler; and (iii) is eligible to participate in the Company’s standard benefits package.

The Employment Agreement further provides, in the event (i) that Mr. Kohler is terminated by the Company without Cause, (ii) that Mr. Kohler resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Employment Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and unreimbursed expenses): (A) in the event Mr. Kohler elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement from the Company for the same portion of Mr. Kohler’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date six (6) months after Mr. Kohler’s termination and (y) the date on which Mr. Kohler is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Kohler’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Employment Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Mr. Kohler for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date nine (9) months after the date of Mr. Kohler’s termination and (II) the date on which Mr. Kohler is eligible for comparable health benefits with another company or business entity; (B) any Target Bonus that has not been paid from the prior performance year to the extent the Board of Directors of the Company has determined in good faith that the goals have been attained; (C) a severance payment equal to  six (6) months of base salary payable in six (6) monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to nine (9) months’ base salary plus Mr. Kohler’s prorated annual Target Bonus for the calendar year when the termination occurs, payable in a lump sum, and (C) accelerated vesting of all stock options previously granted to Mr. Kohler and all stock options granted in the future to Mr. Kohler (the “Kohler Stock Options”), as well as all restricted stock units previously granted to Mr. Kohler and all restricted stock units granted in the future to Mr. Kohler (the “Kohler RSUs”), as described in the following sentence. If Mr. Kohler is terminated without Cause or Mr. Kohler resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, (i) such Kohler Stock Options will accelerate in full and such Kohler Stock Options shall remain exercisable until the earlier of eighteen (18) months after Mr. Kohler’s termination of employment or the expiration of the ten (10)-year term of the Kohler Stock Options, and (ii) all Kohler RSUs granted at the time of termination to Mr. Kohler shall be immediately vested. Furthermore, any payments, awards, benefits or distributions due to Mr. Kohler under the Employment Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Employment Agreement. In the event that the Employment Agreement is terminated as a result of Mr. Kohler’s death, becoming Disabled (as defined therein), material breach of the Employment Agreement, by the Company with Cause or if Mr. Kohler resigns without Good Reason, the Company shall have no further obligations to Mr. Kohler under the Employment Agreement except for the payment of Mr. Kohler’s accrued, unpaid base salary through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Kohler’s death or becoming Disabled, the Company will reimburse Mr. Kohler (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) and COBRA dental and vision premiums (if available under COBRA) that it paid during Mr. Kohler’s employment for at least twelve (12) months after the date of his termination and Mr. Kohler or his estate shall be entitled to any unpaid annual bonus from any prior performance year.

The Employment Agreement contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and invention assignment covenants.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement to be filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, and Consulting Services Agreement attached as Exhibit A thereto, each dated as of February 25, 2026, by and between ADMA Biologics, Inc. and Brad Tade
10.2	Employment Agreement, dated November 25, 2025, by and between ADMA Biologics, Inc. and Paul Terence Kohler, Jr.
99.1	ADMA Biologics, Inc. Press Release, dated as of February 25, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2026	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President and Chief Executive Officer